                                                                    Exhibit 16



               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR THE ONE YEAR PERIOD ENDED JUNE 30, 1996

         Total Return = (Ending Redeemable Value/Initial Value) -1

         Total Return = 19.0%

                  19.0% = (14,653/12,311) -1


FOR THE PERIOD FROM AUGUST 1, 1994 (COMMENCEMENT OF OPERATIONS)
         TO JUNE 30, 1996

Cumulative Total Return=(Ending Redeemable Value/Initial Payment) - 1
                                             of $10,000

         Cumulative total return = 46.5%

                          46.5% = (14,653/10,000) - 1

                                                        1/n
Total Return = (Ending Redeemable Value/Initial Payment)     - 1
                                           of $10,000

         Total return = 22.1%

                                          1/1.9
                   22.1% = (14,653/10,000)      - 1